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                                                                    EXHIBIT 12.1

                                DOMINO'S, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                   Unaudited
                                                                                                                   Pro Forma
                                                                                                                  Year Ended
                                                                          Fiscal Year                             January 3,
                                                 ---------------------------------------------------------------
                                                  1994           1995            1996           1997      1998      1999
                                                 --------------------------------------------------------------------------
Earnings before income taxes and
  extraordinary loss                              9,510          37,244         50,611         61,471     63,948      3,079
Fixed charges:
     Interest expense                            16,405          13,586          6,618          4,190      7,151     72,569
Rentals:
     1/3 of all Lease rentals                    10,577           9,648          8,665          8,962      9,135      7,161
                                                 ------          ------         ------         ------     ------     ------
                 Total fixed charges             26,982          23,234         15,283         13,152     16,286     79,730
                                                 ------          ------         ------         ------     ------     ------

Earnings before income taxes and extraordinary
  loss, interest and fixed charges               36,492          60,478         65,894         74,623     80,234     82,809
Ratio of earnings to fixed charges                  1.4x            2.6x           4.3x           5.7x       4.9x       1.0x
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